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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Integrated Silicon Solution, Inc., for the registration of 438,281 shares of its common stock and to the incorporation by reference therein of our report dated October 26, 2001, with respect to the consolidated financial statements of Integrated Silicon Solution, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
March 13, 2002